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BA0/178202/2
                SALOMON BROTHERS CAPITAL FUND INC

                      ARTICLES OF AMENDMENT

(Name change to Legg Mason Partners Capital Fund, Inc. effective at 9:00 a.m. on November 20, 2006 pursuant to Articles of
                    Amendment filed with the
   State Department of Assessments and Taxation on November 15,
                              2006)


          Salomon   Brothers  Capital  Fund   Inc,   a   Maryland
corporation (the "Corporation"), hereby certifies to the Maryland
State Department of Assessments and Taxation that:

          FIRST:      The   charter  (the   "Charter")   of   the
Corporation is hereby amended so that the shares of stock of the Corporation classified and designated as Class Y Common Stock are re-designated as shares of Class I Common Stock.

           SECOND: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

           THIRD: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on November
20, 2006.

          FOURTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.




                    [SIGNATURE PAGE FOLLOWS]



          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this ____ day of November, 2006.

ATTEST:                       SALOMON BROTHERS CAPITAL
                              FUND INC



_______________________            By:__________________________
Thomas C. Mandia                              R. Jay Gerken
Assistant Secretary                      Chairman, President  and
Chief
                                    Executive Officer